PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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FRANKLIN FINANCIAL SERVICES CORPORATION

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2004

TO THE SHAREHOLDERS OF FRANKLIN FINANCIAL SERVICES CORPORATION:

Notice is hereby given that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of FRANKLIN FINANCIAL SERVICES CORPORATION, Chambersburg, Pennsylvania, will be held on Tuesday, April 27, 2004, at 10:30 A.M. at the Lighthouse Restaurant, 4301 Philadelphia Avenue, Chambersburg, Pennsylvania, for the purpose of considering and voting upon the following matters:

ELECTION OF DIRECTORS.  To elect the four nominees identified in the accompanying Proxy Statement for the term specified.

EMPLOYEE STOCK PURCHASE PLAN.  To consider and vote upon a proposal to approve the Employee Stock Purchase Plan of 2004.

OTHER BUSINESS.  To consider such other business as may properly be brought before the meeting and any adjournments thereof.

Only those shareholders of record at the close of business on March 12, 2004, shall be entitled to notice of and to vote at the Annual Meeting.

Please mark, date and sign the enclosed Proxy and return it in the enclosed postpaid envelope as soon as possible, whether or not you plan to attend the meeting.  You are cordially invited to attend the meeting and the luncheon to be held following the meeting.  If you attend the meeting, you may withdraw your proxy and vote your shares in person.

A copy of the Annual Report of Franklin Financial Services Corporation is enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

CATHERINE C. ANGLE
Secretary

March 31, 2004

PROXY STATEMENT

Dated and to be Mailed March 31, 2004

FRANKLIN FINANCIAL SERVICES CORPORATION

20 South Main Street
P. O. Box 6010
Chambersburg, PA 17201-6010

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 27, 2004

Table of Contents

GENERAL INFORMATION
Date, Time, and Place of Meeting
Shareholders Entitled to Vote
Purpose of Meeting
Solicitation of Proxies
Revocability and Voting of Proxies
Voting of Shares and Principal Holders Thereof
Shareholder Proposals
Recommendations of the Board of Directors

INFORMATION CONCERNING CORPORATE GOVERNANCE POLICIES, PRACTICES AND PROCEDURES

INFORMATION CONCERNING THE ELECTION OF DIRECTORS
General Information
Nominations for Election of Directors
Nominating Committee Process for the Selection and Evaluation of Nominees
Director Independence
Information about Nominees, Continuing Directors and Executive Officers
Meetings and Committees of the Board of Directors
Compensation of Directors
Executive Officers
Executive Compensation and Related Matters
Audit Committee Report
Transactions with Directors and Executive Officers
Compliance with Section 16(a) of the Exchange Act

PROPOSAL TO APPROVE THE FRANKLIN FINANCIAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN OF 2004
Introduction
Administration
Eligibility
Reservation of Shares

i

Option Grants
Notice of Grant
Exercising Options
Limitations
Plan Term; Termination and Amendments of Plan
Certain Federal Income Tax Consequences
Summary of Benefits
Equity Compensation Plan Information
Recommendation of the Board of Directors

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
General Information
Information About Fees
Audit Committee Pre-Approval Policies and Procedures

ADDITIONAL INFORMATION
Shareholder Communication with the Board of Directors
Householding of Shareholder Mailings
Annual Report for 2003

OTHER MATTERS

EXHIBIT A - AUDIT COMMITTEE CHARTER

EXHIBIT B - EMPLOYEE STOCK PURCHASE PLAN OF 2004

ii

GENERAL INFORMATION

Date, Time, and Place of Meeting

The regular Annual Meeting of the shareholders of Franklin Financial Services Corporation (hereinafter, “Franklin Financial”) will be held on Tuesday, April 27, 2004, at 10:30 a.m. at the Lighthouse Restaurant, 4301 Philadelphia Avenue, Chambersburg, Pennsylvania.

Shareholders Entitled to Vote

Shareholders of record at the close of business on March 12, 2004, are entitled to notice of and to vote at the meeting.

Purpose of Meeting

Shareholders will be asked to consider and vote upon the following matters at the Annual Meeting:  (i) the election of four directors, (ii) a proposal to approve the Employee Stock Purchase Plan of 2004, and (iii) such other business as may be properly brought before the meeting and any adjournments thereof.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Franklin Financial for use at the Annual Meeting and any adjournments thereof.

The expense of soliciting proxies will be borne by Franklin Financial.  In addition to the use of the mails and the Internet, the directors, officers, and employees of Franklin Financial and of any subsidiary may, without additional compensation, solicit proxies personally or by telephone.

Farmers and Merchants Trust Company of Chambersburg (hereinafter, “F&M Trust”) is a wholly owned subsidiary of Franklin Financial.  This Proxy Statement, while prepared in connection with the Annual Meeting of Shareholders of Franklin Financial, contains certain information relating to F&M Trust which will be identified where appropriate.

Revocability and Voting of Proxies

The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the meeting and to vote in person.  Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Catherine C. Angle, Secretary of Franklin Financial, at any time before the proxy is voted at the meeting.  Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy.  In the absence of instructions, all proxies will be voted FOR the election of the four nominees identified in this Proxy Statement and FOR the proposal to approve the Employee Stock Purchase Plan of 2004.  The enclosed proxy confers upon the persons named as proxies therein discretionary authority to vote the shares represented thereby on all matters that may come before the meeting in addition to the scheduled items of business, including unscheduled shareholder proposals and matters incident to the conduct of the meeting.  Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, the shares represented by any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Franklin Financial.

Shares held for the account of shareholders who participate in the Dividend Reinvestment Plan will be voted in accordance with the instructions of each shareholder as set forth in his proxy.  If a shareholder who participates in the Dividend Reinvestment Plan does not return a proxy, the shares held for his account under the Dividend Reinvestment Plan will not be voted.

Voting of Shares and Principal Holders Thereof

At the close of business on December 31, 2003, Franklin Financial had issued and outstanding 2,691,857 shares of common stock; there is no other class of stock outstanding.  As of such date, 137,198 shares of Franklin Financial common stock were held by the Trust Department of F&M Trust as sole fiduciary (representing approximately 5.1% of such shares outstanding) and will be voted FOR the election of the four nominees identified in this Proxy Statement.

A majority of the outstanding common stock present in person or by proxy will constitute a quorum for the conduct of business at the Annual Meeting.  Each share is entitled to one vote on all matters submitted to a vote of the shareholders.  A majority of the votes which all shareholders present in person or by proxy are entitled to cast at a meeting at which a quorum is present is required to approve any matter submitted to a vote of the shareholders, unless a greater vote is required by law or by the Articles of Incorporation or Bylaws.  In the case of the election of directors, the four candidates receiving the highest number of votes shall be elected directors of Franklin Financial; accordingly, in the absence of a contested election, votes withheld from a particular nominee or nominees will not influence the outcome of the election.  Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as votes cast.  In the case of the proposal to approve the Employee Stock Purchase Plan of 2004, a majority of the votes which all shareholders present in person or by proxy are entitled to cast is required for approval.  Accordingly, an abstention will have the same effect as a vote against the proposal.  Pennsylvania law on the treatment of broker non-votes in this context is at present unclear; if a broker submits a proxy indicating that it does not have discretionary authority with respect to the proposal to approve the Employee Stock Purchase Plan of 2004, Franklin Financial intends to treat the shares represented by such proxy as not being present and entitled to vote for purposes of determining the vote required for approval and, accordingly, any such broker non-vote will have no effect on the outcome of the vote on this proposal.

To the knowledge of Franklin Financial, no person owned of record or beneficially on December 31, 2003 more than five percent of the outstanding common stock of Franklin Financial, except as set forth in the table which follows.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of 12/31/03	Percent of Class
Common stock, $1.00 par value Per share	Farmers and Merchants Trust Company of Chambersburg Trust Department 20 South Main Street P.O. Box 6010 Chambersburg, PA 17201-6010	137,198 shares(1)	5.1%

FOOTNOTE

(1).       Shares are held on behalf of various trusts, estates and other accounts, with respect to which F&M Trust acts as sole fiduciary.  The Trust Department of F&M Trust also holds shared voting or dispositive authority with respect to an additional 1,305 shares

Shareholder Proposals

Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (hereafter, the “SEC”) and Section 2.4 of the Bylaws of Franklin Financial, shareholder proposals intended to be presented at the 2005 Annual Meeting of the shareholders of Franklin Financial must be received at the executive offices of Franklin Financial no later than December 3, 2004, in order to be eligible for inclusion in the proxy statement and proxy form to be prepared by Franklin Financial in connection with the 2005 Annual Meeting.  A shareholder proposal which does not satisfy the notice and other requirements of SEC Rule 14a-8 and the Bylaws of Franklin Financial is not required to be included in Franklin Financial’s proxy statement and proxy form and may not be presented at the 2005 Annual Meeting.  All shareholder proposals should be sent to:  Franklin Financial Services Corporation, Attention:  President, 20 South Main Street, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.

Recommendations of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of the four nominees identified in this Proxy Statement and FOR the proposal to approve the Employee Stock Purchase Plan of 2004.

INFORMATION CONCERNING CORPORATE
GOVERNANCE POLICIES, PRACTICES AND PROCEDURES

Franklin Financial is and always has been committed to the highest ideals in the conduct of its business and to observing sound corporate governance policies, practices and procedures.

In order to comply with the requirements of the Sarbanes-Oxley Act and related SEC rules and regulations, Franklin Financial has taken a number of actions which are intended to strengthen and improve its commitment to sound corporate governance.  These actions include the following:

•                  The Board of Directors has adopted formal Corporate Governance Guidelines, a copy of which is posted on Franklin Financial’s website at www.franklinfin.com.

•                  The Board of Directors has adopted a Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers of Franklin Financial.  This Code focuses specifically upon principles of ethical business conduct, assuring the integrity of Franklin Financial’s periodic reports and other public communications, and compliance with all applicable government rules and regulations, and is intended to comply with the requirements of the Sarbanes-Oxley Act and related SEC rules and regulations.  A copy of Franklin Financial’s Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers is posted on Franklin Financial’s website at www.franklinfin.com.

•                  The Board of Directors has adopted written charters for its Audit, Personnel and Nominating Committees, copies of which are posted on Franklin Financial’s website at www.franklinfin.com.

•                  Pursuant to the terms of its Corporate Governance Guidelines, Franklin Financial’s “independent directors” will meet periodically in executive session (i.e., without the presence of the Chief Executive Officer or other member of Franklin Financial’s management).

INFORMATION CONCERNING THE ELECTION OF DIRECTORS

General Information

The Bylaws of Franklin Financial provide that the Board of Directors shall consist of not less than five nor more than 25 persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors.  The Bylaws further provide that the directors of each class shall be elected for a term of three years so that the term of office of one class of directors shall expire in each year.  Finally, the Bylaws provide that the number of directors in each class of directors shall be determined by the Board of Directors.

A majority of the Board of Directors may increase the number of directors between meetings of shareholders.  Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors.  Any director who is appointed to fill a vacancy shall hold office until his successor is duly elected by the shareholders at the next Annual Meeting at which directors in his class are elected.

The Board of Directors has determined that the Board shall consist of 12 directors.  There are four directors whose terms of office will expire at the 2004 Annual Meeting and eight continuing directors whose terms of office will expire at the 2005 or 2006 Annual Meeting.  The Board of Directors proposes to nominate the following persons for election to the Board of Directors at the 2004 Annual Meeting for the term specified below:

CLASS B For a Term of Three Years

Charles S. Bender, II
Allan E. Jennings, Jr.
Jeryl C. Miller
Stephen E. Patterson

In the event that any of the foregoing nominees is unable to accept nomination or election, the shares represented by any proxy given pursuant to this solicitation will be voted in favor of such other persons as the management of Franklin Financial may recommend.  However, the Board of Directors has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director if elected.

Nominations for Election of Directors

In accordance with Section 3.5 of the bylaws of Franklin Financial, any shareholder of record entitled to vote for the election of directors who is a shareholder on the record date and on the date of the meeting at which directors are to be elected may nominate a candidate for election to the Board of Directors, provided that the shareholder has given proper written notice of the nomination, which notice must contain certain prescribed information and must be delivered to the President of Franklin Financial not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting.  The Chairman of the meeting must determine whether a nomination has been made in accordance with the requirements of the bylaws and, if he determines that a nomination is defective, such nomination and any votes cast for the nominee shall be disregarded.

Shareholders may also recommend qualified persons for consideration by the Nominating Committee to be included in Franklin Financial’s proxy materials as a nominee of the Board of Directors.  A shareholder who wishes to make such a  recommendation must submit his recommendation in writing addressed to the Chairman of the Board, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.  The recommendation must include the proposed nominee’s name and qualifications and must be delivered not less than 120 days prior to the anniversary date of the immediately preceding annual meeting.

Nominating Committee Process for the Selection and Evaluation of Nominees

Franklin Financial’s Corporate Governance Guidelines identify the qualifications expected of a member of the Board of Directors and set forth the criteria to be applied by the Nominating Committee in evaluating candidates who will be recommended to the Board of Directors as nominees for election to the Board.  A candidate must possess good business judgment and must be free of any relationship which would compromise his ability to properly perform his duties as a director.  A candidate must have sufficient financial background and experience to be able to read and understand financial statements and to evaluate financial performance.  A candidate should have proven leadership skills and management experience and should be actively involved in the community served by Franklin Financial and its subsidiaries.  A candidate must be willing and able to commit the time and attention necessary to actively participate in Board affairs.  In addition, a candidate must be a person of integrity and sound character.  A candidate’s age, background, skills and experience are also important considerations in terms of achieving appropriate balance and diversity on the Board.

The Nominating Committee uses a variety of methods for identifying and evaluating potential nominees for election to the Board of Directors.  The Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that a vacancy is anticipated or otherwise arises, the Nominating Committee typically considers and interviews several potential candidates for appointment to fill the vacancy.  Candidates may come to the attention of the Nominating Committee through current Board members, shareholders and other persons.  These candidates are evaluated by the Nominating Committee and may be considered at any time during the year.  In evaluating potential nominees, the Nominating Committee seeks to achieve a balance of knowledge, skills and experience on the Board.

The Nominating Committee will consider persons recommended by shareholders as potential nominees for election to the Board of Directors, provided that recommendations are made in accordance with the procedures described above under the caption “Nominations for Election of Directors.”  A potential nominee who is recommended by a shareholder will be evaluated by the Nominating Committee in the same fashion as other persons who are considered by the Committee as potential candidates for election to the Board of Directors.

Director Independence

The Board of Directors has determined that each of the following directors is an “independent director,” as such term is defined in the Marketplace Rules of the National Association of Securities Dealers, Inc. (hereafter, the “NASD”):  G. Warren Elliott, Donald A. Fry, Dennis W. Good, Jr., Allan E. Jennings, Jr., H. Huber McCleary, Jeryl C. Miller, Stephen E. Patterson, Charles M. Sioberg, Kurt E. Suter and Martha B. Walker.

Information about Nominees, Continuing Directors and Executive Officers

Information concerning the four persons to be nominated for election to the Board of Directors of Franklin Financial at the 2004 Annual Meeting and concerning the eight continuing directors is set forth in the table which follows.  The table also includes information concerning shares of Franklin Financial common stock owned beneficially by executive officers who are named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and by all directors and executive officers as a group.

Name and Age	Business Experience, Including Principal Occupation for the Past 5 Years, and Other Directorships(1)	Director Since(2)	Shares of Stock of Franklin Financial Beneficially Owned and Percentage of Total Outstanding Stock as of 12/31/03(3), (4)

CLASS A – CONTINUING DIRECTORS (TERM EXPIRES IN 2005)

G. Warren Elliott (49)	Franklin County Commissioner; Regional Representative, General Code Publishers (legal publisher)	1994	1,433	*

Dennis W. Good, Jr. (68)	Retired; formerly Partner, McGuireWoods LLP (law firm)	1988	31,469	1.16%

William E. Snell, Jr. (55)	President and Chief Executive Officer, Franklin Financial and F&M Trust	1995	25,010	*

Martha B. Walker (57)	Partner, Barley, Snyder, Senft & Cohen, LLC (law firm)	1979	5,781	*

CLASS B – NOMINEES (TERM EXPIRES IN 2004)

Charles S. Bender, II (59)	Retired. Formerly Executive Vice President, Franklin Financial and F&M Trust	1981	56,152	2.08%

Allan E. Jennings, Jr. (54)	President, Jennings Chevrolet Oldsmobile Cadillac, Inc.; Vice President, Jennings Pontiac Buick GMC, Inc. (car dealerships)	2002	1,418	*

Jeryl C. Miller (63)	Vice President and Secretary, Charles W. Karper, Inc. (trucking industry)	1983	16,232	*

Stephen E. Patterson (59)	Shareholder, Patterson & Kiersz, PC (law firm)	1998	1,000	*

CLASS C – CONTINUING DIRECTORS (TERM EXPIRES IN 2006)

Donald A. Fry (54)	President, ANDOCO, Inc., trading as Cumberland Valley Rental (uniform rental)	1998	1,245	*

H. Huber McCleary (65)	President, McCleary Oil Co. (service station operator and fuel oil distributor)	1990	41,471	1.54%

Charles M. Sioberg (63)	Vice President, Martin & Martin, Inc. (engineers)	1982	5,489	*

Kurt E. Suter (62)	President, Carlisle Mobile Homes, Inc. and Eastern Motor Inns, Inc.; Partner, Hooke & Suter (real estate firm)	2002	2,000	*

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Theodore D. McDowell			4,800	*

All directors and executive officers as a group (14 persons)			200,674	7.45%

*The number of shares shown represents less than one percent of the total number of shares of common stock outstanding.

FOOTNOTES

(1).       No nominee or continuing director is a director of any other company which has one or more classes of securities registered with the SEC pursuant to Section 12 or which is required to file periodic reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934.

(2).       Reflects service as a director of Franklin Financial and service as a director of F&M Trust, predecessor of Franklin Financial.

(3).       Beneficial ownership of shares of the common stock of Franklin Financial is determined in accordance with SEC Rule 13d-3d(1), which provides that a person shall be deemed to own any stock with respect to which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:  (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or to direct the disposition of the stock.

(4).       Each director and executive officer has sole voting and investment power with respect to the shares shown above, except that voting and investment power with respect to a total of 18,487 shares is shared with spouses, children or other family members.  The shares shown above include a total of 58,984 shares which are held by spouses, children or other family members or by trusts or estates with respect to which a director or executive officer serves as trustee or executor and shares subject to a power of attorney in favor of a director or executive officer, beneficial ownership of which is in each case disclaimed.  Also included in the shares shown above are a total of 1,358 shares issuable under the Employee Stock Purchase Plan and a total of 7,750 shares issuable pursuant to the exercise of stock options granted under the Incentive Stock Option Plan of 2002.

Meetings and Committees of the Board of Directors

The Board of Directors of Franklin Financial has standing Audit, Nominating and Personnel Committees.

Franklin Financial’s Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board of Directors, meetings of the committees on which they serve, and the annual meeting of shareholders.  The Board of Directors met six times and the Executive Committee of the Board of Directors met nine times during 2003.  All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the various committees of the Board of Directors on which they served and all directors attended the annual meeting of shareholders in 2003.

Audit Committee

Members of the Audit Committee during 2003 were Jeryl C. Miller, Chairman, and Messrs. Elliott, Good, Jennings, Sioberg and Suter.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over the integrity of Franklin Financial’s financial statements, Franklin Financial’s compliance with applicable legal and regulatory requirements and the performance of Franklin Financial’s internal audit function. The Audit Committee is responsible for the appointment, compensation, oversight and termination of Franklin Financial’s independent auditors and regularly evaluates the independent auditors’ independence from Franklin Financial and Franklin Financial’s management. The Audit Committee reviews and approves the scope of the annual audit and is also responsible for, among other things, reporting to the Board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in Franklin Financial’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Audit Committee also reviews Franklin

Financial’s disclosure controls and procedures and internal controls.  The Audit Committee prepares the Audit Committee Report for inclusion in the annual proxy statement and oversees investigations into complaints concerning accounting and auditing matters. The Audit Committee also meets periodically with Franklin Financial’s independent auditors and with Franklin Financial’s internal auditors outside of the presence of management and has authority to retain outside legal, accounting and other professionals to assist it in meeting its responsibilities.

The Audit Committee operates under a charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A and is also posted on Franklin Financial’s website at www.franklinfin.com All members of the Audit Committee were “independent directors” at all times during 2003 as such term is defined in the Marketplace Rules of the NASD.  The Board of Directors has not designated an “audit committee financial expert” as such term is defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations because it believes that each member of the Audit Committee is qualified in terms of background and experience to perform his duties as a member of that Committee and because it believes that an audit committee financial expert is not necessary in light of Franklin Financial’s size, the nature of its business and the relative lack of complexity of its financial statements.  The Audit Committee met five times during 2003.

Nominating Committee

Members of the Nominating Committee during 2003 were Charles M. Sioberg, Chairman, Ms. Walker and Messrs. Bender, McCleary, Patterson, and Snell.  The Nominating Committee is responsible, among other things, for recommending to the Board of Directors persons to be nominated for election to the Board, persons to be appointed to fill vacancies on the Board and persons to be elected as officers of the Board.  The Nominating Committee operates under a charter adopted by the Board of Directors, a copy of which is posted on Franklin Financial’s website at www.franklinfin.com.  All members of the Nominating Committee, other than Messrs. Bender and Snell, were “independent directors” at all times during 2003 as such term is defined in the Marketplace Rules of the NASD.  The Nominating Committee did not meet during 2003.  The Nominating Committee has been reconstituted and its members in 2004 will be Charles M. Sioberg, Chairman, Ms. Walker, and Messrs. McCleary and Patterson, each of whom is an “independent director” as such term is defined in the Marketplace Rules of the NASD.

Personnel Committee

Members of the Personnel Committee during 2003 were Charles M. Sioberg, Chairman, and Messrs. Elliott, Fry, Good, Jennings and Miller.  The Personnel Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over Franklin Financial’s compensation policies and procedures.  The Personnel Committee is responsible for, among other things, administering and making grants and awards under the Incentive Stock Option Plan of 2002 and the Employee Stock Purchase Plan.  The Personnel Committee is also responsible for evaluating and determining the compensation of Franklin Financial’s Chief Executive Officer and for making recommendations with respect to the compensation of Franklin Financial’s other senior officers.  The Personnel Committee also prepares the Compensation Committee Report on

Executive Compensation for inclusion in the annual proxy statement.  The Personnel Committee operates under a charter adopted by the Board of Directors, a copy of which is posted on Franklin Financial’s website at www.franklinfin.com.  All members of the Personnel Committee were “independent directors” at all times during 2003 as such term is defined in the Marketplace Rules of the NASD.  The Personnel Committee met six times during 2003.

Compensation of Directors

With the exception of the Chairman of the Board, each director of Franklin Financial who is not a salaried officer of Franklin Financial or F&M Trust is paid by Franklin Financial an annual retainer of $4,200 and a fee of $250 for each committee meeting attended.  Each director of Franklin Financial, other than Mr. Good, is also a director of F&M Trust.  Each Director of F&M Trust who is not a salaried officer of Franklin Financial or F&M Trust is paid by F&M Trust an annual retainer of $9,600 and a fee of $250 for each committee meeting attended.  The Chairman of the Board receives an annual retainer of $16,200 from Franklin Financial and an annual retainer of $9,600 from F&M Trust, but does not receive a fee for attending committee meetings.  Director fees payable by F&M Trust are eligible to be deferred pursuant to the Farmers and Merchants Trust Company of Chambersburg Directors’ Deferred Compensation Plan (the “Director Deferred Compensation Plan”).  A hypothetical deferred benefit account is established for each director who elects to participate in the Director Deferred Compensation Plan and the deferred fees otherwise payable to him are treated as though invested in one or more mutual funds.  The balance in such director’s deferred benefit account is payable to him or to his designated beneficiary in a lump sum upon the first to occur of his retirement from the Board or death, except that F&M Trust may, at its option, elect to pay such balance over a period of up to five years.

Executive Officers

The following persons are the executive officers of Franklin Financial:

Name	Age	Office Held
William E. Snell, Jr.	55	President and Chief Executive Officer of Franklin Financial and F&M Trust since 1996; President of Franklin Financial and F&M Trust since 1995
Theodore D. McDowell	53	Executive Vice President of Franklin Financial and F&M Trust since 1999
Elaine G. Meyers	56	Treasurer and Chief Financial Officer of Franklin Financial and Senior Vice President/Finance of F&M Trust since 1988

Executive Compensation and Related Matters

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid or accrued by Franklin Financial and F&M Trust to William E. Snell, Jr., the Chief Executive Officer of Franklin Financial, and to each of the other most highly compensated executive officers of Franklin Financial whose combined 2003 salary and bonus compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
Annual Compensation					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)
Name And Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Restricted Stock Awards	Securities Underly -ing Options/ SAR’s	LTIP Payouts		All Other Compen- sation(2)
		($)	($)	($)	($)	(#)	($)		($)

William E. Snell, Jr.,	2003	$186,548	$3,607	None	None	1,250	None		$7,223
President and Chief	2002	180,223	13,874	23,282	None	2,500	None		9,286
Executive Officer	2001	173,400	3,400	None	None	None	$272,478	(1)	7,829

Theodore D. McDowell,	2003	$128,931	$2,545	None	None	1,000	None		$5,350
Executive Vice President	2002	127,177	9,793	None	None	2,000	None		7,439
	2001	122,408	2,400	None	None	None	None		6,966

FOOTNOTES

(1).       Consists of the dollar value of shares of restricted stock granted to Mr. Snell in 1996 pursuant to an award under a long-term incentive plan in which Mr. Snell and seven other senior officers participated, which shares vested on December 31, 2001.

(2).       Consists exclusively of matching contribution and discretionary contribution to Section 401(k) Profit Sharing Plan.

Stock Options Granted in 2003

The following table sets forth certain information relating to stock options granted during 2003 to the executive officers named in the Summary Compensation Table appearing above.  No stock appreciation rights (“SAR’s”) were granted in 2003.

OPTION/SAR GRANTS IN 2003

Individual Grants
	Number of Shares Underlying Options/SAR’s	Percent of Total Options/SAR’s Granted to Employees	Exercise or	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Granted in 2003 (1), (2)	in Fiscal Year	Base Price (2), (3)	Date	5%	10%
	(#)	(%)	($/Share)		($)	($)

William E. Snell, Jr.	1,250	16%	$26.77	2-13-13	$21,044	$53,331
Theodore D. McDowell	1,000	13%	$26.77	2-13-13	$16,836	$42,664

FOOTNOTES

(1).       Represents the grant of incentive stock options on February 13, 2003 pursuant to the terms of the Incentive Stock Option Plan of 2002.  Each option is currently vested and exercisable and expires, to the extent not previously exercised, upon termination of employment for reasons other than retirement, disability or death.

(2).       Adjusted to reflect stock splits and stock dividends, if any, since date of grant.

(3).       Exercise price in each case is equal to 100% of fair market value on the date of grant.

(4).       The dollar amounts set forth in these columns are based upon assumed annual appreciation rates of 5% and 10% as required under applicable SEC regulations and are not intended to indicate the possible future price appreciation, if any, of Franklin Financial common stock.  No gain will be realized by the option holder in the absence of an increase in the market price of Franklin Financial common stock, which will benefit all shareholders.

Stock Option Exercises and 2003 Year-End Values

The following table sets forth with respect to the executive officers named in the Summary Compensation Table certain information relating to the exercise of stock options during 2003 and relating to the number and value of unexercised stock options and SAR’s held as of December 31, 2003.  No SAR’s were granted or exercised in 2003 and none were outstanding on December 31, 2003.

2003 OPTION EXERCISE AND YEAR-END VALUES

	Shares Acquired on Exercise	Value Realized (Market Value at Exercise, Less Exercise Price)	Number of Unexercised Options/SAR’s at Fiscal Year-End		Value of Unexercised In-The-Money Options/SAR’s at Fiscal Year-End 12-31-2003
	(#)	($)	(#)		($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William E. Snell, Jr.	None	N/A	3,750	None	$33,375	N/A
Theodore D. McDowell	None	N/A	3,000	None	$26,730	N/A

Defined Benefit Pension Plan

F&M Trust maintains a defined benefit pension plan (the “Plan”) for the benefit of its employees.  The following table shows, for the salary levels and years of service indicated, the annual pension benefit, before a Social Security offset of 0.6 percent (0.6%) of covered compensation for each year of service to a maximum of 35 years, but without reflecting the maximum pension benefit limitations established under Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”), payable under the Plan commencing at age 65 under the pension benefit formula effective January 1, 1998 (and assuming all years of service are earned after January 1, 1998):

PENSION PLAN TABLE

	YEARS OF SERVICE
Covered Remuneration	5	10	15	20	25	30	35
$75,000	$5,625	$11,250	$16,875	$22,500	$28,125	$33,750	$39,375
$100,000	7,500	15,000	22,500	30,000	37,500	45,000	52,500
$125,000	9,375	18,750	28,125	37,500	46,875	56,250	65,625
$150,000	11,250	22,500	33,750	45,000	56,250	67,500	78,750
$160,000	12,000	24,000	36,000	48,000	60,000	72,000	84,000
$170,000	12,750	25,500	38,250	51,000	63,750	76,500	89,250
$180,000	13,500	27,000	40,500	54,000	67,500	81,000	94,500
$190,000	14,250	28,500	42,750	57,000	71,250	85,500	99,750
$200,000 and Over	15,000	30,000	45,000	60,000	75,000	90,000	105,000

Compensation covered by the Plan is calculated by determining the average of a participant’s highest five consecutive years’ compensation in the ten years preceding normal retirement.  Prior to 2002, compensation is generally salary and bonus as reported in the Summary Compensation Table above.  Effective January 1, 2002, compensation for Plan purposes excludes long-term disability payments, taxable fringe benefits, moving expenses, housing expenses, non-cash taxable amounts under the restricted stock program, restricted stock program cash dividend payments, and tax equalization payments.  Section 401(a)(17) of the Code limits a participant’s compensation for each calendar year.  Current compensation covered by the Plan for the year ended December 31, 2003 for Messrs. Snell and McDowell was $187,211 and $135,037, respectively.  As of December 31, 2003, Messrs. Snell and McDowell were credited with 8.67 and 4.33 years of service, respectively, for benefit accrual purposes under the Plan.

The normal retirement benefit under the Plan is a single-life annuity equal to the sum of the following:

(i)  1.15 percent (1.15%) of the average of the highest five consecutive years’ compensation in the 10 years preceding normal retirement, multiplied by a participant’s number of years of service from the date of employment to December 31, 1997, plus

(ii)  0.90 percent (0.90%) of such compensation multiplied by a participant’s number of years of service from January 1, 1998, through the date of retirement, plus

(iii)  0.60 percent (0.60%) of such compensation in excess of Social Security covered compensation (the taxable wage base averaged over the 35-year period ending with the last day of the calendar year in which the participant attains Social Security retirement age), multiplied by a participant’s total number of years of service (up to a maximum of 35 years) from the date of employment to the retirement date.

This benefit is limited by the maximum benefit as specified under Section 415 of the Code.

The Plan was amended November 24, 1999, effective January 1, 2000, to give a cost-of-living adjustment to retirees and beneficiaries with a retirement date on or before January 1, 1999.  The increase is equal to 1.50% of the retiree’s and beneficiary’s monthly pension payment for each complete year measured from the later of October 1, 1994 and the retiree’s and beneficiary’s retirement date to January 1, 2000.  The Plan was also amended and restated on November 9, 2001 to conform the Plan to reflect changes required by law, up to and including the IRS Restructuring and Reform Act of 1998.  The Plan was again amended on December 19, 2002 in order to fully adopt the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 and other changes in tax law.

Compensation Committee Report on Executive Compensation

The Personnel Committee of the Board of Directors of Franklin Financial (the “Committee”) administers the executive compensation programs of Franklin Financial and its subsidiaries.

Executive Compensation Policies

Executive compensation at Franklin Financial consists of two components:  base salary and incentive programs.  The Committee has established an executive compensation policy to assist it in administering these two components of executive compensation.

The Franklin Financial’s executive compensation policy is designed to provide its executives with a total compensation package that is fair in light of competitive compensation practices, that attracts and retains qualified executives, that places a portion of total pay at risk (to be earned through the achievement of performance goals), and that helps to align management’s interests with those of shareholders.  Fair pay is defined as pay levels that are at or approach the median of competitive compensation practices.

Competitive compensation practices are determined from time to time, as follows.  The Committee uses data from banking industry compensation surveys to determine median pay practices for similar positions at comparably sized organizations.  Compensation disclosures made by a peer group of comparably sized Pennsylvania and non-Pennsylvania banks are also used to determine competitive pay practices at the top management level.  This group of banking organizations bears no direct relationship to those companies represented in the SNL Northeast OTC-BB and Pink Banks Index appearing in the stock performance graph set forth elsewhere in this Proxy Statement because the companies represented in this Index are too numerous and because some are too small and others too large for appropriate and meaningful compensation comparisons.  Additionally, the Committee’s analysis of competitive salary increases is used in estimating competitive pay levels.

The Committee uses incentive programs to link total executive compensation to the performance of Franklin Financial.  These programs provide executives with an opportunity to earn a combination of cash and stock awards contingent upon the achievement of corporate net income and other performance targets.

Relationship of Performance to Executive Compensation

The Committee employs a short-term incentive plan to link senior officer compensation to the success in meeting annual goals based upon the net income of the corporation and other performance targets.  The 2003 plan included a range of net income and other performance targets and, within that range of targets, senior officer incentive payouts could range from 1% to 15% of annual salary, with an additional 401(k) Profit Sharing Plan discretionary contribution ranging from 1/2% to 2% of salary (up to applicable limitations under the Internal Revenue Code).  Messrs. Snell and McDowell each participated in this program.  Based upon Franklin Financial’s financial performance in 2003, awards will be payable to both Messrs. Snell and McDowell.  The exact amount of those awards cannot be determined at this time because certain necessary peer group data is not yet publicly available.  The awards paid to Messrs. Snell and McDowell under the short-term incentive plan in 2003, based upon the financial performance of Franklin Financial in 2002, were $3,607 and $2,545, respectively, and are reported in the Summary Compensation Table which appears above.

The Committee administers the Incentive Stock Option Plan of 2002.  Under this plan, participants are granted on an annual basis incentive stock options to purchase shares at an exercise price not less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

The purpose of the Plan is to promote the interests of Franklin Financial and its shareholders by strengthening the ability of Franklin Financial to attract, motivate and retain qualified executives and to provide as additional incentives for these officers to promote the financial success and growth of Franklin Financial and its subsidiaries.  Options are the only form of award authorized under the Plan and have no intrinsic value unless the price of the underlying shares appreciates over time.  No gain will accrue to the officer who is awarded an option, absent appreciation in the price of Franklin Financial common stock, which will benefit all shareholders.

In administering the Plan, the Committee has established an annual target option award for each participant which is linked to one of five salary grade level ranges.  Actual option awards are granted by the Committee based upon a calculation of the three-year average of Franklin Financial’s annual increase in earnings per share.  The Committee’s philosophy in utilizing this performance measurement is that long term growth in earnings per share is the primary driver of both the market value of Franklin Financial stock and the company’s capacity to regularly increase cash dividends to shareholders.

Four target ranges have been established for the three-year average of Franklin Financial’s annual increase in earnings per share.  Actual option awards are determined by comparing the calculation of the three-year average of earnings per share growth against the four target ranges.  Accordingly, actual option awards may be greater or lesser than the annual target option award for each participant.

Franklin Financial’s basic earnings per share for calendar years 1999 through 2002 were $1.86, $1.85, $2.09 and $2.08, respectively, resulting in an average three-year growth in earnings per share of approximately 4.0%.  In accordance with the guidelines established by the Committee, incentive stock option awards for an aggregate of 7,750 shares were granted to Plan participants during 2003.  Messrs. Snell and McDowell each participated in the Plan and were granted options for 1,250 and 1,000 shares, respectively, in 2003.

2003 Compensation of the Chief Executive Officer

The Committee at its December 2002 meeting discussed its compensation policy as summarized above, reviewed competitive pay practices, and considered both in light of Franklin Financial’s strategic initiative to control overhead expenses.  After considering these factors, the Committee determined that Mr. Snell’s base salary would be increased to $186,548 in 2003.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, brought about a limitation on the deductibility for federal income tax purposes of annual compensation in excess of $1 million payable to certain senior officers of publicly held companies.  Qualifying performance-based compensation is not subject to this limitation if certain conditions are met.  The Committee does not foresee current compensation arrangements exceeding this level.  Accordingly, the Committee has no plans to modify the compensation policies of Franklin Financial in response to the provisions of Section 162(m) of the Code.  The Committee will evaluate this matter on an ongoing basis.

The foregoing report is submitted by Charles M. Sioberg, Chairman of the Personnel Committee, and Messrs. Elliott, Fry, Good, Jennings and Miller, who served as members of the Personnel Committee during 2003.

Compensation Committee Interlocks and Insider Participation

The members of the Personnel Committee of the Board of Directors during 2003 were those persons who are named in the Compensation Committee Report on Executive Compensation which appears above.  No member of the Personnel Committee was an employee of Franklin Financial or F&M Trust at any time during 2003.  There were no compensation committee “interlocks” at any time during 2003, which in general terms means that no executive officer or director of Franklin Financial served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director of Franklin Financial.

Performance Graph

The Securities and Exchange Commission requires that a publicly held company include in its proxy statement a stock performance graph comparing its five-year cumulative total return to shareholders with the returns generated by an industry-specific index (or peer group index) and with the return generated by a broad market index.

The following graph compares the cumulative total return to shareholders of Franklin Financial with the NASDAQ – Total U.S. Index (a broad market index prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business) and with the Northeast OTC-BB and Pink Banks Index (an industry-specific index prepared by SNL Financial LC) for the five year period ended December 31, 2003, in each case assuming an initial investment of $100 on December 31, 1998 and the reinvestment of all dividends.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Franklin Financial Services Corporation	100.00	72.58	59.10	93.94	107.36	142.00
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL Northeast OTC-BB & Pink Banks	100.00	82.20	71.47	88.30	107.02	156.08

Source : SNL Financial LC, Charlottesville, VA (434) 977-1600 © 2004

Audit Committee Report

The Audit Committee has reviewed the audited financial statements of Franklin Financial for the year ended December 31, 2003 and has discussed these financial statements with management and with Franklin Financial’s independent accountants, Beard Miller Company LLP (“Beard Miller Company”).  The Audit Committee also has discussed with Beard Miller Company the matters required to be discussed by Statement of Auditing Standards No. 61.

The Audit Committee has received from Beard Miller Company the written disclosures and letter required by the Independence Standards Board Standard No. 1 and the Audit Committee has discussed with Beard Miller Company their independence from Franklin Financial and from Franklin Financial’s management.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that Franklin Financial’s audited financial statements for the year ended December 31, 2003 be included in Franklin Financial’s Annual Report on Form 10-K for that year.

In connection with the standards for accountant’s independence adopted by the Securities and Exchange Commission, the Audit Committee considers in advance of the provision of any non-audit services by Franklin Financial’s independent accountants whether the provision of such services is compatible with maintaining the independence of such accountants.

This report is not intended to be incorporated by reference into any filing made by Franklin Financial with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The foregoing report is submitted by Jeryl C. Miller, Chairman of the Audit Committee, and Messrs. Elliott, Good, Jennings, Sioberg and Suter, who served as members of the Audit Committee during 2003.

Transactions with Directors and Executive Officers

Some of the directors and executive officers of Franklin Financial and the companies with which they are associated were customers of and had banking transactions with F&M Trust in the ordinary course of business during 2003.  All loans and commitments to loan made to such persons and the companies with which they are associated were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.  It is anticipated that F&M Trust will enter into similar transactions in the future.

Martha B. Walker, a member of the Boards of Directors of Franklin Financial and F&M Trust, is a partner in the law firm of Barley, Snyder, Senft & Cohen (hereafter, “BSS&C”).  BSS&C has provided legal services to Franklin Financial and F&M Trust for many years and is expected to continue to do so in the future.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors and certain officers of Franklin Financial file with the Securities and Exchange Commission reports of ownership and changes in ownership with respect to shares of Franklin Financial common stock beneficially owned by them.  Based solely upon its review of copies of such reports furnished to it and written representations made by its directors and those officers who are subject to such reporting requirements, Franklin Financial believes that during the calendar year ended December 31, 2003, all filing requirements applicable to its directors and officers were complied with.

PROPOSAL TO APPROVE THE FRANKLIN FINANCIAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN OF 2004

Introduction

The following is a description of the Franklin Financial Corporation Employee Stock Purchase Plan of 2004 (the “Plan”), which was adopted by the Personnel Committee of the Board of Directors (the “Committee”) on February 12, 2004, to replace the Franklin Financial Corporation Employee Stock Purchase Plan of 1994, which was approved by the shareholders in 1994 and which, by its terms, expired on March 3, 2004.  If approved by the shareholders as proposed herein, the Plan will allow employees of Franklin Financial and its subsidiaries to purchase shares of Franklin Financial common stock.  Franklin Financial intends that the Plan be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The purpose of the Plan is to advance the interests of Franklin Financial and its shareholders by encouraging its employees and the employees of its subsidiaries to acquire a stake in its future by purchasing shares of its common stock.

A summary of the material features of the Plan is set forth below, but is qualified in its entirety by reference to the full text of the Plan as set forth in Exhibit B to this Proxy Statement.

Administration

The Plan will be administered by the Personnel Committee or by such other committee as the Board of Directors may designate for such purpose (the “Committee”).  Subject to the limitations set forth in the Plan, the Committee has the discretionary authority to determine the persons to whom options will be granted, the maximum number of shares that may be purchased pursuant to an option, the option term, the option price per share, restrictions on transfer of stock purchased by a participant pursuant to the exercise of an option, and other terms and conditions that the Committee may establish.  In addition, the Committee has authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, including such rules and regulations as may be required in the Committee’s judgment to conform to any change in any applicable law or regulation, and to make all other determinations the Committee shall deem necessary or advisable for the administration of the Plan.

Franklin Financial will indemnify each member of the Committee and each other employee of Franklin Financial to whom any duty or power relating to the Plan may be allocated to the fullest extent of the law and Franklin Financial’s bylaws.

Eligibility

All persons who are employed by Franklin Financial or by one of its subsidiaries on both the date that an option is granted and on December 31 of the year preceding the year in which the option is granted are eligible to be granted an option under the Plan, except that the Committee may elect to exclude employees who customarily work twenty hours or less per week.  As of January 2, 2004, there were approximately 184 employees eligible to participate in the Plan

Reservation of Shares

Franklin Financial has reserved, subject to shareholder approval of the Plan, 200,000 shares of common stock for issuance under the Plan (equal to approximately 7.4% of the issued and outstanding shares of common stock as of December 31, 2003).  The shares of common stock authorized to be issued under the Plan will be made available from treasury or from authorized but unissued shares.  If any shares of common stock that are the subject of an option are not issued and cease to be issuable by reason of the expiration or termination of the option or for any other reason, such shares may again be made subject to options under the Plan.  In the event of a stock split, a reverse stock split, a stock dividend, or any other change affecting the capital structure of Franklin Financial, proportionate adjustments will be made to the number of shares available for issuance under the Plan.  No such adjustment may be made, however, that would result in the issuance of fractional shares of common stock and no adjustment may be made that would cause any option issued under the Plan not to qualify as an option issued under an employee stock purchase plan under Code Section 423.

Option Grants

The number of shares subject to options each calendar year will be allocated uniformly among the eligible employees of Franklin Financial based upon each employee’s qualifying compensation (which term is defined to mean base salary plus overtime pay) as compared to the aggregate qualifying compensation of all Plan participants.  The Committee will determine the exercise price of each option, which exercise price may not be less than 90% of the fair market value of the common stock on the grant date, as determined by the Committee in accordance with rules specified in the Plan.  No option will have a term longer than one year from the date of grant.

Franklin Financial anticipates that, in the ordinary course, options will be granted on an annual basis, although nothing in the Plan so requires.

Notice of Grant

An option that the Committee grants to a participant to purchase shares of common stock will be evidenced by a written notice of grant, which will state the maximum number of shares that may be purchased pursuant to the option, the option term, the option price per share, and other terms and conditions that the Committee may establish.

Exercising Options

A participant may exercise an option in whole or in part at any time during the term of the option by submitting to Franklin Financial a notice of such exercise in the form required by the Committee, together with payment in full for the shares to be acquired by such exercise.

An option may be exercised by a participant only during its term and only during the term of such participant’s employment, except as provided below.  In the event of a participant’s termination of employment:  (i) by reason of death, an option may be exercised until the earlier of its expiration or the date that is 90 days following the date of such participant’s death; (ii) involuntarily by Franklin Financial or a subsidiary, an option will be forfeited upon such termination of employment, and (iii) for any other reason, an option may be exercised until the earlier of its expiration or the date which is 30 days following termination of employment.

If an employee terminates employment with Franklin Financial or a subsidiary and later recommences employment with Franklin Financial or a subsidiary, such employee must satisfy the eligibility requirements as if such individual were a new employee before becoming entitled to again participate in the Plan.

Limitations

No option may be granted to an employee under the Plan if: (i) such employee, immediately after the grant, would own shares of Franklin Financial common stock possessing 5 percent or more of the total combined voting power or value of all classes of Franklin Financial stock, or (ii) such option would result in such employee acquiring the right to purchase shares of Franklin Financial common stock having a fair market value in excess of $25,000 in any one calendar year.  These limitations are intended to ensure that the Plan complies with Code requirements.

A participant will not have the rights of a shareholder until shares of stock are actually purchased pursuant to the exercise of an option granted under the Plan.  A participant may not assign or transfer the right to purchase stock under the Plan other than by the laws of descent and distribution, except that the Committee may elect to waive this restriction in the event of a change in control of Franklin Financial.

Plan Term; Termination and Amendments of Plan

The Plan will remain in effect until all shares of common stock reserved thereunder have been purchased, unless the Plan is terminated earlier by the Committee.

The Committee has the power to amend, modify, suspend or terminate the Plan at any time, except that the Committee may not, without first obtaining shareholder approval, increase the number of shares reserved under the Plan or otherwise materially change the requirements to participate in the Plan.

Certain Federal Income Tax Consequences

The following summarizes the federal income tax consequences of an employee’s participation in the Plan.  This summary does not address federal employment taxes, state and local income taxes, and other taxes that may be applicable and is not intended to be a complete description of the tax consequences of participation in the Plan.

The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code.  A participant will not recognize taxable income upon enrollment in the Plan or upon the purchase of shares pursuant to the exercise of an option granted under the Plan.  In general, a participant will recognize taxable income in the year in which shares of stock purchased under the Plan are sold or otherwise disposed of (including by gift).

Qualifying Dispositions.  If shares acquired under the Plan are disposed of at least two years after the date of grant (a “qualifying disposition”), the participant will have ordinary income in the year of the qualifying disposition equal to the lesser of:  (i) the amount by which the fair market value of the shares on the date of grant exceeds the purchase price paid for such shares, or (ii) 15% of the fair market value of the shares on the date of grant.  The amount of ordinary income will be added to the basis of the stock and any additional gain recognized upon the qualifying disposition will be a long-term capital gain.  If the fair market value on the date of the qualifying disposition is less than the purchase price paid for the shares, there will be no ordinary income and any loss will be a long-term capital loss.

Disqualifying Dispositions.  If shares acquired under the Plan are disposed of at any time within two years from the date of grant (a “disqualifying disposition”), the participant will have ordinary income in the year of the disqualifying disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price.  The amount of the ordinary income will be added to the basis of the stock, and any resulting gain or loss upon the disposition will be a capital gain or loss.  The capital gain or loss will be long-term if the stock has been held for more than one year.

When a participant disposes of shares acquired under the Plan in a disqualifying disposition, Franklin Financial may take a deduction for federal income tax purposes in an amount equal to the ordinary income the participant recognizes in the disposition.  Franklin Financial is not entitled to any other deductions if shares are disposed of in a qualifying disposition.  Participants may be limited in their ability to take capital losses that may be incurred.  Maximum tax rates applicable to capital gains vary, so treatment of any particular participant’s capital gains will also vary.

Summary of Benefits

It is not possible to determine the number of shares of stock that will be purchased under the Plan in the future by any particular individual.  The table below shows the number of shares purchased during 2003 under the Employee Stock Purchase Plan of 1994, which will be replaced by the Plan.

NEW PLAN BENEFITS

Franklin Financial Corporation Employee Stock Purchase Plan of 1994

Name and Position	Dollar Value ($)(1)	Number of Shares
William E. Snell, Jr. President and Chief Executive Officer	$17,005	705
Theodore D. McDowell Executive Vice President	12,012	498
Executive Group(2)	29,016	1,203
Non-Executive Director Group(3)	0	0
Non-Executive Officer Employee Group(4)	199,068	8,043

FOOTNOTES

(1).       Based upon the closing price of Franklin Financial common stock of $34.50 on December 31, 2003, the last business day of calendar year 2003.

(2).       All executive officers as a group.

(3).       Non-employee directors are not eligible to participate in the Plan.

(4).       All employees other than the executive officers.

Equity Compensation Plan Information

The following table summarizes share and exercise price information relating to Franklin Financial’s equity compensation plans as of December 31, 2003:

EQUITY COMPENSATION PLAN TABLE

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Plans (Excluding Securities Reflected In The First Column)
Equity Compensation Plans Approved By Security Holders	37,777	(1)	$26.98	266,874	(2)
Equity Compensation Plans Not Approved By Security Holders	None		N/A	None
Total	37,777		$26.98	266,874

FOOTNOTES

(1).                             Consists of shares subject to issuance pursuant to the exercise of outstanding options granted under the Employee Stock Purchase Plan of 1994 (the “1994 Plan”) (16,777 shares) and the Incentive Stock Option Plan of 2002 (21,000 shares).

(2).                             Includes 90,124 shares which were available as of December 31, 2003 for future issuance under the 1994 Plan and 176,750 shares which were available as of December 31, 2003 for future issuance under the Incentive Stock Option Plan of 2002.  Because the 1994 Plan by its terms expired on March 3, 2004, Franklin Financial is requesting that shareholders approve the Employee Stock Purchase Plan of 2004 (the “2004 Plan”) at the annual meeting.  If approved by the shareholders, 200,000 shares will be reserved for issuance under the 2004 Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE FRANKLIN FINANCIAL CORPORATION EMPLOYEE STOCK PURCHASE PLAN OF 2004.

The Board of Directors believes that the adoption of the Franklin Financial Corporation Employee Stock Purchase Plan of 2004 is in the best interests of Franklin Financial and its shareholders and recommends that this proposal be approved by the shareholders.  Accordingly, the following resolutions will be presented to the shareholders at the Annual Meeting:

RESOLVED, that the adoption by the Personnel Committee of the Board of Directors of the Franklin Financial Corporation Employee Stock Purchase Plan of 2004 (the “Plan”) be and is hereby approved and ratified by the shareholders of the corporation; and

RESOLVED FURTHER, that the officers and directors of the corporation be and are hereby authorized and empowered on behalf of the corporation to take all such actions as they may determine in the exercise of their discretion to be necessary or appropriate in connection with the adoption, implementation and administration of the Plan.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

General Information

For the year ended December 31, 2003, Franklin Financial engaged Beard Miller Company, independent certified public accountants, to examine its consolidated financial statements.  It is anticipated that Beard Miller Company will be similarly engaged for the year 2004.  Representatives of Beard Miller Company are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Information About Fees

Audit Fees

Audit fees billed to Franklin Financial by Beard Miller Company in 2003 and 2002 for services related to the audit of Franklin Financial’s annual consolidated financial statements and the review of the unaudited financial statements included in Franklin Financial’s Quarterly Reports on Form 10-Q totaled $72,687 and $60,345, respectively.

Audit Related Fees

Fees billed to Franklin Financial by Beard Miller Company during 2003 and 2002 for audit related services totaled $17,955 and $24,888, respectively.  Audit related services performed by Beard Miller Company consisted principally of employee benefit plan audits and consultation with respect to accounting matters.

Tax Fees

Fees billed to Franklin Financial by Beard Miller Company during 2003 and 2002 for tax related services totaled $11,268 and $6,031, respectively. Tax related services performed by Beard Miller Company consisted principally of the preparation of state and federal tax returns and assistance with tax matters.

All Other Fees

No fees were billed to Franklin Financial by Beard Miller Company during 2003 or 2002 for services other than those identified above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.  In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.  For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval or such other detailed information as the Audit Committee deems appropriate.  The Audit Committee may delegate pre-approval authority to one or more of its members.  Such a member must report any decisions to the Audit Committee at the next scheduled meeting.  There were no waivers by the Audit Committee of the pre-approval requirement for permissible non-audit services in 2003.

ADDITIONAL INFORMATION

Shareholder Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board of Directors (including, specifically, the non-management directors) may do so by letter addressed to Chairman of the Board, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.

Shareholders and other interested persons who wish to express a concern relating to accounting or audit related matters may do so by letter addressed to Chairman of the Audit Committee, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.

Householding of Shareholder Mailings

In accordance with a notice sent to all shareholders with the same last name who share the same address, only one copy of Franklin Financial’s annual report and proxy statement will be sent to that address, unless contrary instructions are given to Franklin Financial.  This practice, known as “householding,” is designed to reduce Franklin Financial’s printing and postage costs.  However, if any shareholder residing at such an address wishes to receive a separate annual report and proxy statement in the future, he may call Franklin Financial’s Corporate Secretary at (717) 261-3555 or write to Corporate Secretary, Franklin Financial Services Corp., P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010 or communicate his request by E-mail addressed to cathy.angle@f-mtrust.com.  If a shareholder is receiving multiple copies of Franklin Financial’s annual report and proxy statement, he may request to receive only a single copy of these materials by contacting Franklin Financial’s Corporate Secretary in the same manner.

Annual Report for 2003

A copy of the annual report of Franklin Financial for the year ended December 31, 2003 on Form 10-K as filed with the SEC is available without charge to shareholders, depositors and other interested persons upon request addressed to William E. Snell, Jr., President and Chief Executive Officer, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.  Franklin Financial’s Form 10-K, as well as its other periodic reports filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, are available on Franklin Financial’s website at www.franklinfin.com

OTHER MATTERS

The Board of Directors of Franklin Financial knows of no matters, other than those discussed in this Proxy Statement, which will be presented at the 2004 Annual Meeting.  However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Franklin Financial.

BY ORDER OF THE BOARD OF DIRECTORS

CATHERINE C. ANGLE
Secretary

Chambersburg, Pennsylvania
March 31, 2004

EXHIBIT A

FRANKLIN FINANCIAL SERVICES CORPORATION

AUDIT COMMITTEE CHARTER

Pursuant to 12 CFR Ch. III Part 363, the Audit Committee of Franklin Financial Services Corporation (the “Company”) also serves as the Audit Committee of Farmers and Merchants Trust Company of Chambersburg, the Company’s wholly owned, Pennsylvania chartered subsidiary corporation.

The primary function of the Audit Committee (“Committee”) is to assist the Company’s Board of Directors (“Board”) in fulfilling its oversight responsibilities for: (1) the integrity of the Company’s financial statements; (2) the adequacy of the Company’s internal controls; (3) the external auditor’s qualifications and independence and performance of the external audit; (4) the Company’s compliance with legal and regulatory requirements; and (5) the performance of the Company’s internal audit function.

Purpose of Charter

The purpose of the Audit Committee Charter (“Charter”) is to set forth the structure, membership, authority and responsibilities/processes of the Committee as delegated by the Board.  The Board shall reassess the adequacy of this Charter annually.

Audit Committee Structure

The Committee is a standing committee comprised of at least five (5) directors, each of whom is independent of Management, including the Chairman of the Board (“Chairman”).  A non-independent director may only be appointed if the Chairman or Board has compelling reasons for such appointment and the Company discloses the director’s identity and such compelling reasons for his or her appointment in its proxy statement.

The members are appointed by the Chairman for a one-year term subject to the approval of the majority of the Board.  A Chairman of the Committee is appointed by the Chairman for a three-year term subject to the approval of a majority of the Board.

The Committee meets at least quarterly, and more frequently as circumstances may require.  All members are expected to attend each meeting, in person or via teleconference or video conference.  At each quarterly meeting, the Committee meets with Management, the internal auditor and external auditor, collectively and separately to discuss any matters that any of the three believe should be discussed.  Additionally, the Committee meets periodically in executive session.  Meeting agendas are prepared and briefing materials are provided to the members in advance, as needed.  The Corporate Secretary records minutes for all meetings.  An inside director may attend a meeting upon invitation by the Chairman, internal auditor or external auditor.

Membership

In the Committee member selection process, the Chairman considers a director’s independence and financial literacy.

The Board has not designated an “audit committee financial expert” as such term is defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations because it believes such designation is not necessary in light of the Company’s size, nature of its business and relative lack of complexity of its financial statements.

Authority

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility.  Specifically, the Committee is empowered to:

1.               Appoint, compensate and oversee the work of the public accounting firm employed by the Company to conduct the annual audit.  Accordingly, the external auditor reports directly to the Committee;

2.               Resolve any disagreements between Management and the external auditor regarding financial reporting;

3.               Pre-approve all auditing and permitted non-audit services performed by either of the Company’s internal or external auditor;

4.               Retain independent counsel, accountants or other professionals to advise the Committee or assist in the conduct of an investigation;

5.               Seek any information the Committee requires from employees (all of whom are directed to cooperate with the Committee’s requests) or other third parties;

6.               Meet with the Company’s officers, external auditor, internal auditor or outside counsel, as necessary; and

7.               Delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full Committee at its next scheduled meeting.

Responsibilities/Processes

The Committee is responsible for exercising vigilant and informed oversight of the financial reporting process by:

1.               Reviewing significant accounting and reporting issues and understanding their impact on the financial statements, including:  (1) complex or unusual transactions and highly judgmental areas; (2) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and (3) the effect of regulatory and accounting initiatives, and off-balance sheet structures, on the Company’s financial statements;

2.               Reviewing analyses prepared by Management and/or the external auditor that set forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements;

3.               Reviewing the results of the audit with Management and the external auditor, including any restrictions on the scope of the auditor’s activities or access to requested information, and any significant disagreements with Management;

4.               Discussing the audited annual and quarterly financial statements, including the applicable MD&A, with Management and the external auditor;

5.               Reviewing disclosures made by the CEO’s and CFO’s certifications in the Forms 10-K and 10-Q concerning significant deficiencies in the design or operation of internal controls or any fraud that involves Management or other employees who have a significant role in the Company’s internal controls;

6.               Appraising the adequacy, effectiveness and efficiency of internal control to ensure safeguarding the Company’s assets, including information technology security and control; and

7.               Understanding the scope of the internal auditor and external auditor’s review of internal control over financial reporting, and obtaining reports on significant findings and recommendations, together with Management’s responses.

8.               Establishing selection criteria, interviewing and recommending engagement of an external auditor to the Board and:

•                  Reviewing and approving the annual audit plan including the external auditor’s proposed scope, approach and coordination of audit effort with internal audit;

•                  Annually, evaluating the independence and quality of service/performance of the external auditor and exercising final approval on the retention, appointment or discharge of the firm, considering its internal quality-control procedures; any material issues raised by the most recent internal quality-control review, firm peer review or governmental oversight board’s review and associated remedial actions, and the recommendations of Management and the internal auditor;

•                  Considering the prudence of regular rotation of the audit firm; and

•                  Setting clear hiring policies for employees or former employees of the external auditor.

9.               Periodically comparing and reporting to the Board the effectiveness and efficiency of outsourcing the internal audit function and:

•                  Establishing selection criteria, interviewing and recommending retention/engagement of the internal auditor to the Board;

•                  Annually, evaluating the internal auditor’s independence, effectiveness and quality of services, etc.; and

•                  Reviewing and approving the annual internal audit plan.

10.         Ensuring regular reporting to the Board by:

•                  Reporting activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s external auditor and the performance of the internal auditor; and

•                  Reviewing any other reports the Company issues that relate to the responsibilities of the Committee.

11.         Reviewing the Company’s compliance with laws, regulations and corporate policies by:

•                  Reviewing the effectiveness of the system for monitoring compliance with laws and regulations and the results of Management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance;

•                  Establishing procedures for: (1) the receipt, retention and treatment of employees’ complaints regarding accounting, internal accounting controls, fraud or auditing matters; and (2) the confidential, anonymous submission by the Company’s employees regarding questionable accounting or auditing matters or fraud;

•                  Monitoring compliance with the Code of Business Ethics and Conduct, investigating reported violations thereof and reporting findings and making recommendations to the Board regarding the same; and

•                  Reviewing the findings of any regulatory examinations, Management’s responses thereto and any auditor’s observations regarding the same.

12.         Performing any other activities consistent with this Charter, the Company’s bylaws and governing laws, as the Committee or Board may deem necessary or appropriate, including:

•                  Discussing the Company’s major policies with respect to risk assessment and risk management with Management;

•                  Instituting and overseeing special investigations as needed; and

•                  Confirming annually that all responsibilities outlined in this Charter have been carried out.

EXHIBIT B

FRANKLIN FINANCIAL SERVICES CORPORATION

EMPLOYEE STOCK PURCHASE PLAN OF 2004

13.         Purpose of the Plan

The purpose of this Employee Stock Purchase Plan is to advance the interests of Franklin Financial Services Corporation and its shareholders by encouraging its employees and the employees of its subsidiaries to acquire a stake in its future by purchasing shares of its common stock.  It is intended that this Employee Stock Purchase Plan of 2004 shall be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

14.         Definitions

For purposes of this Plan, the following words or phrases have the meanings assigned to them below:

(a)  Board means the Board of Directors of Franklin Financial Services Corporation.

(b)  Code means the Internal Revenue Code of 1986, as amended.

(c)  Committee means the Personnel Committee, or such other committee as may from time to time be designated by the Board to administer the Plan.

(d)  Company means Franklin Financial Services Corporation.

(e)  Date of Grant means in respect of any option granted under the Plan, the date on which such option is granted by the Committee.

(f)  Employee means any common law employee of the Company or a Subsidiary.

(g)  Leave of Absence means, for purposes of participation in the Plan, an Employee’s sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or by contract, such Employee shall not be deemed on a Leave of Absence as of the 91st day of such sick leave or other leave of absence and such Employee’s employment relationship with the Company shall be deemed to have terminated.

(h)  Participant means an Employee to whom the Committee has granted an option under the Plan.

(i)  Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the grant of an option under the Plan, each of the corporations other than the Company owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j)  Plan means this Franklin Financial Corporation Employee Stock Purchase Plan of 2004.

(k)  Stock means the $1.00 par value common stock of the Company.

(l)  Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(m)  Qualifying Compensation means a Participant’s base salary, plus overtime, for the calendar year immediately preceding the calendar year in which an option is granted, as shown on the payroll records of the Company’s Human Resources Department.

15.         Administration of the Plan; Authority of the Committee

The Plan shall be administered by the Committee.  The Committee shall be vested with full authority to grant options under the Plan, to adopt, amend, and rescind such rules, regulations, and procedures as it deems necessary or desirable to administer the Plan, to interpret the provisions of the Plan, and to make all other determinations necessary in connection with the administration of the Plan.  Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding.  No member of the Committee or of the Board shall be liable for any determination, decision, or action made in good faith with respect to the Plan or any option granted under the Plan.

16.         Stock Subject to the Plan

The maximum number of shares of Stock that may be issued pursuant to options granted under the Plan shall be 200,000 shares, subject to adjustment as provided in Section 10 of the Plan.  Such shares may be treasury or authorized but unissued shares of Stock.  Shares issuable pursuant to an option which, by reason of the expiration, cancellation, or other termination of such option prior to issuance, are not issued shall again be available for issuance pursuant to the award of options under the Plan.

17.         Eligibility

An option may be granted under the Plan only to a person who: (i) is an Employee on the Date of Grant, and (ii) was an Employee on December 31 of the year preceding the year in which the option is granted; provided, however, that the Committee may, in its sole discretion, elect to exclude Employees who customarily work twenty (20) hours or less per week.

18.         Allocation of Optioned Stock

(a)  General Rule:  When options are granted under the Plan, each Participant shall have the same rights and privileges, except that the number of shares subject to each option may bear a uniform relationship to the Qualifying Compensation of all Participants and the Committee may limit the maximum number of shares that may be purchased pursuant to each option, provided that such limitation is uniform for all Participants.

(b)  Certain Limitations:  All options granted under the Plan shall be subject to the following additional limitations:

(i)  Five Percent Limitation:  No option shall be granted to any employee who, immediately after the grant, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its Parent (if any) or any Subsidiary.  In computing the stock ownership of an employee for purposes of this limitation, the rules of Section 424(d) of the Code shall apply and stock which an employee may purchase pursuant to options granted by the Company (whether under the Plan or otherwise) shall be treated as stock owned by the employee.

(ii)  $25,000 Limitation:  No option shall be granted to any employee which at the Date of Grant, would permit his rights to purchase Stock under the Plan and all other employee stock purchase plans of the Company, its Parent (if any) and any Subsidiary to accrue at a rate exceeding $25,000 of fair market value for each calendar year in which such option is outstanding at any time.

19.  Option Price

(a)  General Rule:  The option price per share of the Stock that may be purchased pursuant to each option shall be determined by the Committee, but shall not in any event be less than 90% of the fair market value per share of the Stock on the Date of Grant, subject to adjustment as set forth in Section 10 below.

(b)  Fair Market Value:  For purposes of the Plan, the fair market value of the Stock shall be determined as follows:

(i)  Exchange Traded.  In the event that the Stock is listed on an established stock exchange, the fair market value per share shall be the closing sale price of the Stock on such exchange on the applicable date or, if no sale of Stock occurred on that day, on the next preceding day on which a sale occurred.

(ii)  NASDAQ Listed.  In the event that the Stock is not listed on an established stock exchange, but is then quoted on the NASDAQ National Market or the NASDAQ SmallCap Market (collectively, “NASDAQ”), the fair market value per share shall be the closing sale price of the Stock on NASDAQ on the applicable date or, if no sale of Stock occurred on that day, on the next preceding day on which a sale occurred.

(iii)  OTC Traded.  In the event that the Stock is not listed on an established stock exchange and is not quoted on NASDAQ, the fair market value per share shall be the average of the average of the closing bid and asked quotations of the Stock for the five trading days immediately preceding the applicable date as reported by two brokerage firms to be selected by the Committee which are then making a market in the Stock, except that if no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five trading days immediately preceding the applicable date on which closing bid and asked quotations are available.

(iv)  Other:  In the event that the Stock is not listed on an established stock exchange, is not quoted on NASDAQ, and no closing bid and asked quotations are available, or that the fair market value per share cannot otherwise be determined as contemplated above, then fair market value per share shall be determined in good faith by the Committee.

20.  Terms and Conditions of Options

(a)  Notice of Grant:  Each option shall be evidenced by a written notice of grant specifying the maximum number of shares of Stock that may be purchased pursuant to the option, the option term, the option price per share, and other such terms and conditions established by the Committee in its discretion as are consistent with the terms of the Plan.

(b)  Term of Options:  Each option granted under the Plan, to the extent not previously exercised, shall expire on the expiration date established by the Committee; provided, however, that no option may have a term that exceeds one year from the Date of Grant.

(c)  Other Terms and Conditions:  The Committee may from time to time establish such further terms, conditions, and limitations on the exercise of options granted under the Plan as it may, in its sole discretion, deem appropriate, and which are not inconsistent with Code Section 423, including, without limitation, payroll deduction requirements, restrictions on exercise dates, and restrictions on transfer of the Stock purchased pursuant to the options granted under the Plan.

(d)  Termination of Employment:  An option granted to a Participant shall automatically expire, if not previously exercised in full, on the expiration date of the option or, if sooner, 30 days from the date of termination of the Participant’s employment with the Company or a Subsidiary, provided, however, that: (a) in the event that the Participant’s employment terminates due to death, such option shall expire at the earlier of (i) the expiration of the term of the option, or (ii) 90 days after termination due to death; and (b) in the event that the Participant’s employment is involuntarily terminated by the Company or a Subsidiary, such option shall expire upon such Participant’s termination of employment.  If a Participant ceases to be an Employee and later recommences employment with the Company or a Subsidiary, in order to again participate in the Plan such individual must satisfy the eligibility requirements as if such individual was a new Employee.  For purposes of this Section, an Employee who is on a Leave of Absence shall be deemed to be an Employee throughout the term of such Leave of Absence to the extent required by applicable Treasury Regulations or other law.

(e)  Limitation on Transfer of Options:  An option granted to a Participant pursuant to the Plan shall be exercisable, during the Participant’s lifetime, only by such Participant and shall not be assignable or transferable other than by will or the laws of descent and distribution.

21.         Exercise of Options

Each Participant who elects to exercise an option granted pursuant to this Plan shall comply with such rules, regulations, and procedures (including, without limitation, payroll deduction requirements, if any) regarding the exercise of options as the Committee shall from time to time establish.

22.         Certain Changes in Capital Structure

(a)  Adjustment for Changes in Common Stock:  In the event of any change of the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, stock dividend, or any other change in the capital structure of the Company, the Committee shall proportionately adjust the maximum number of shares reserved for issuance under Section 4 of the Plan and shall appropriately adjust the number of shares subject to each outstanding option and (where appropriate) the exercise price per share thereof, so that upon exercise of an option in full a Participant will receive the same number of shares such Participant would have owned had such Participant been the holder of all shares subject to such option immediately before the effective date of such change in the number of issued and outstanding shares of Stock.  No such adjustment, however, shall result in the issuance of fractional shares of Stock and no adjustment shall be made that would cause an option to fail to continue to qualify as an option issued under an employee stock purchase plan within the meaning of Section 423 of the Code.

(b)  Corporate Acquisitions and Reorganizations:  In the event of any merger, consolidation, acquisition of property or Stock, reorganization, or similar transaction involving the Company, provision may be made by the Committee at the time of such transaction for the assumption of any outstanding option by any successor corporation or for the substitution of a new option for a then outstanding option, provided that any such assumption or substitution shall be subject to the limitations and provisions of Section 424 of the Code.

(c)  No Limitation on Rights of Company:  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or to change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

23.         Registration of Stock

No option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the shares of Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance of shares thereunder, unless such listing, registration, qualification, consent, or approval may be effected or obtained on conditions acceptable to the Committee.

Without limiting the foregoing, the shares of Stock to be issued under the Plan shall be registered as soon as practicable under the Securities Act of 1933, as amended, by the Company by filing an appropriate registration statement.  No option shall be exercisable, no Stock shall be issued, and no certificates for shares of Stock shall be delivered until such registration statement is effective.

24.  Amendment or Termination of the Plan

(a)  Amendment and Termination:  The Board may at any time, and from time to time, amend, modify, suspend, or terminate the Plan, except, that without approval of the Company’s shareholders, no amendment may: (i) increase the aggregate number of shares as to which options may be granted, or (ii) materially change the requirements to be a Participant.  Any amendment of the Plan must be made in accordance with applicable provisions of the Code.

(b)  Compliance with Section 423 of the Code:  Notwithstanding the provisions of Section 12(a) above, the Board reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding options granted under the Plan to the extent necessary to qualify the options granted under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded options granted under an employee stock purchase plan within the meaning of Section 423 of the Code, the regulations promulgated thereunder, and any amendments or replacements thereof.

25.  General Provisions

(a)  Effect on Employment.  The grant of an option under the Plan shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary.  Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan, including, without limitation, any stock option agreement, shall in any way affect any right and power of the Company or any Subsidiary to terminate the employment of any person at any time.

(b)  Indemnification.  With respect to liabilities arising under or relating to the Plan, the Company shall indemnify each member of the Committee and each other officer or employee of the Company to whom any duty or power relating to the Plan may be allocated or delegated to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania and the bylaws of the Company.

(c)  Governing Law.  Except to the extent preempted by Federal law, the Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

(d)  Rules of Construction.  Headings are given to the sections of the Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.  All words herein shall be construed to be of such number and gender as the context requires.

26.         Effective Date

The Plan shall become effective on the date on which it is approved by the shareholders of the Company.

APPENDIX

FRANKLIN FINANCIAL SERVICES CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Catherine C. Angle and Mark R. Hollar, and each or either of them, as proxies, with full power of substitution, to vote as directed below all of the shares of Franklin Financial Services Corporation common stock held of record on March 12, 2004 by the undersigned and by the Plan Agent for the account of the undersigned under the Dividend Reinvestment Plan at the Annual Meeting of Shareholders to be held on Tuesday, April 27, 2004, at 10:30 a.m. at the Lighthouse Restaurant, 4301 Philadelphia Avenue, Chambersburg, Pennsylvania, and at any adjournment thereof, as follows:

1.	ELECTION OF DIRECTORS FOR A TERM OF THREE YEARS	FOR all nominees listed below* (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Charles S. Bender, II, Allan E. Jennings, Jr., Jeryl C. Miller, Stephen E. Patterson

(*INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

2.  PROPOSAL TO APPROVE EMPLOYEE STOCK PURCHASE PLAN OF 2004

☐	FOR	☐	AGAINST	☐	ABSTAIN

It is important that your shares be represented at the meeting.  Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend the meeting.  This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting and wish to vote in person.

(Continued on reverse side)

This Proxy will be voted as directed.  If no direction is given, this Proxy will be voted for the nominees identified above and for the proposal to approve the employee stock purchase plan of 2004.

This proxy also confers authority as to any other business which may be brought before the meeting or any adjournment thereof.  The Board of Directors at present knows of no other business to be brought before the meeting, but if any other business is presented at the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Franklin Financial Services Corporation.

The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement dated March 31, 2004 and hereby revokes all proxies heretofore given.

Dated:	, 2004

Signature of Shareholder

IMPORTANT: Please sign exactly as your name or names appear hereon.  Joint owners should each sign.  If you sign as agent or in any other representative capacity, please state the capacity in which you sign.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2004

TO THE SHAREHOLDERS OF FRANKLIN FINANCIAL SERVICES CORPORATION:

Notice is hereby given that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of FRANKLIN FINANCIAL SERVICES CORPORATION, Chambersburg, Pennsylvania, will be held on Tuesday, April 27, 2004, at 10:30 A.M. at the Lighthouse Restaurant, 4301 Philadelphia Avenue, Chambersburg, Pennsylvania, for the purpose of considering and voting upon the following matters:

ELECTION OF DIRECTORS.  To elect the four nominees identified in the accompanying Proxy Statement for the term specified.

EMPLOYEE STOCK PURCHASE PLAN.  To consider and vote upon a proposal to approve the Employee Stock Purchase Plan of 2004.

OTHER BUSINESS.  To consider such other business as may properly be brought before the meeting and any adjournments thereof.

Only those shareholders of record at the close of business on March 12, 2004, shall be entitled to notice of and to vote at the Annual Meeting.

Please mark, date and sign the enclosed Proxy and return it in the enclosed postpaid envelope as soon as possible, whether or not you plan to attend the meeting.  You are cordially invited to attend the meeting and the luncheon to be held following the meeting.  If you attend the meeting, you may withdraw your proxy and vote your shares in person.

A copy of the Annual Report of Franklin Financial Services Corporation is enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

CATHERINE C. ANGLE
Secretary

March 31, 2004